UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	614-224-7141

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 13, 2015, T. Marzetti Company (“Buyer”), a wholly-owned subsidiary of Lancaster Colony Corporation (“LCC”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Buyer, Flatout Holdings, Inc. (the “Company”), the shareholders of the Company (collectively, “Sellers”), and NCP-Flatout Seller Rep LLC (“Sellers’ Representative”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, Buyer acquired all of the issued and outstanding capital stock of the Company (the “Acquisition”). The Company, headquartered in Saline, Michigan, is in the business of manufacturing, marketing, distributing and selling flatbread and pizza crusts.
The purchase price paid by Buyer at closing under the Purchase Agreement was $92 million, on a cash-free and debt-free basis, and is subject to a working capital adjustment and other adjustments. Subject to the terms and conditions of the Purchase Agreement, the aggregate purchase price will be allocated among the outstanding shares of capital stock of the Company and stock options of the Company. The stock options were canceled and converted into a right to receive an allocated share of the purchase price.
The Purchase Agreement contains representations, warranties, covenants and conditions that LCC and Buyer believe are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01    Other Matters
On March 13, 2015, LCC issued a press release announcing the execution of the Purchase Agreement and the completion of the acquisition. The press release is attached as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits:

2.1
Stock Purchase Agreement, dated as of March 13, 2015 by and among T. Marzetti Company, as Buyer, Flatout Holdings, Inc., as the Company, the shareholders of the Company, as Sellers, and NCP-Flatout Seller Rep LLC as Sellers’ Representative

99.1	Press Release of Lancaster Colony Corporation dated March 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LANCASTER COLONY CORPORATION
(Registrant)

Date: March 16, 2015	By: /s/DOUGLAS A. FELL
Douglas A. Fell
Treasurer, Vice President,
Assistant Secretary and
Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Located at
2.1
Stock Purchase Agreement, dated as of March 13, 2015, by and among T. Marzetti Company, as Buyer, Flatout Holdings, Inc., as the Company, the Shareholders of the Company, as Sellers, and NCP-Flatout Seller Rep LLC as Sellers’ Representative

Filed herewith
99.1	Press Release dated March 13, 2015	Filed herewith